UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/31/2006

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On May 30, 2006, Sun Microsystems, Inc. ("Sun") entered into the First Amendment (the "First Amendment") to the Third Amended and Restated Shares Rights Agreement ("Rights Agreement"), dated as of July 25, 2002, between Sun and Computershare Trust Company, N.A. Previously, Sun had declared a dividend to holders of its common stock of a right (the "Right") to purchase Sun's Series A Participating Preferred Stock (the "Series A Preferred Stock") under certain terms and conditions. Under the First Amendment, the Final Expiration Date of the Rights has been advanced to May 30, 2006 from July 25, 2012.

Item 1.02.    Termination of a Material Definitive Agreement

Item 1.01 is incorporated herein by reference.

Item 3.03.    Material Modifications to Rights of Security Holders

As a result of the First Amendment described in Item 1.01 above, Sun's outstanding Rights expired at the close of business on May 30, 2006.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the expiration of the Rights described in Section 3.03 above, on May 31, 2006, Sun filed a Certificate of Elimination with the Secretary of State of the State of Delaware effecting an elimination of the Certificate of Designation, Rights and Preferences, as amended and restated, with respect to the Series A Preferred Stock.

In addition, effective May 24, 2006, the Board of Directors of Sun approved certain amendments to Sun's Bylaws. Sections 2.12 and 3.3 of the Bylaws were amended to implement a majority vote policy for director elections. Pursuant to the revised Section 3.3, directors will be elected by a "majority of the votes cast" (unless the number of nominees exceeds the number of directors to be elected, in which case the directors will be elected by a plurality of the shares present and entitled to vote on the election of directors). "A majority of the votes cast" means that the number of shares voted "for" a director must exceed the number of shares voted "withheld" from that director. If a nominee does not receive "a majority of the votes cast," the Corporate Governance and Nominating Committee of the Board of Directors will then make a recommendation to the Board of Directors as to whether to request such director's resignation. The Board of Directors will act on the recommendation of the Corporate Governance and Nominating Committee. If requested by the Board of Directors, such director will tender his or her resignation. Such director is not permitted to participate in the Corporate Governance and Nominating Committee's recommendation or the Board of Director's decision regarding such resignation.

In addition, various other sections of the Bylaws were amended to, among other things, limit the executive officers who may call a special meeting of stockholders and provide for electronic notices.

The foregoing description of the amendments to Sun's Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.    Other Events

On May 31, 2006, Sun issued a press release regarding the early termination of the Rights Agreement, the amendment of its bylaws to provide for majority voting, the adoption by its Board of Directors of policies regarding future stockholder rights plans and the adoption of other changes to its corporate governance practices, including adopting a pay-for-performance equity compensation program for its most senior executives and establishing a mandatory retirement age for its Board members. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number 3.1: Bylaws as adopted on December 14, 1990 and last amended as of May 24, 2006.

Exhibit Number 4.1: First Amendment dated May 30, 2006, to the Third Amended and Restated Shares Rights Agreement, dated as of July 25, 2002, between Sun and Computershare Trust Company, N.A.

Exhibit Number 4.2: Certificate of Elimination with respect to Series A Participating Preferred Stock.

Exhibit Number 99.1: Text of press release issued by Sun Microsystems, Inc., dated May 31, 2006, titled "Sun Microsystems Announces Changes to Corporate Governance Practices."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2006	By:	/s/ Michael A. Dillon
Michael A. Dillon
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.1	Bylaws as adopted on December 14, 1990 and last amended as of May 24, 2006.
EX-4.1	First Amendment dated May 30, 2006, to the Third Amended and Restated Shares Rights Agreement, dated as of July 25, 2002, between Sun and Computershare Trust Company, N.A.
EX-4.2	Certificate of Elimination with respect to Series A Participating Preferred Stock.
EX-99.1	Text of press release issued by Sun Microsystems, Inc., dated May 31, 2006, titled "Sun Microsystems Announces Changes to Corporate Governance Practices."